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                                                                   EXHIBIT 23.01

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption, "Experts," and to the use of our report dated February 17, 1997, except for Note 10, as to which the date is June 27, 1997, in Amendment No. 1 to the Registration Statement (Form S-3, No. 333-37607) and the related Prospectus of Reliance Steel & Aluminum Co. for the registration of 3,300,000 shares of its common stock and to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Reliance Stock & Aluminum Co. 1994 Incentive and Non-Qualified Option Plan and the 1989 Employee Non-Qualified Stock Option Plan of our report dated February 17, except for Note 10, as to which the date is June 27, 1997.


     We also consent to the incorporation by reference therein of our report dated February 17, 1997, except for Note 10, as to which the date is March 13, 1997 with respect to the financial statement schedule of Reliance Steel & Aluminum Co. included in the Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

                                                           /S/ ERNST & YOUNG LLP

Long Beach, California

November 4, 1997